EXHIBIT 1 (BB)

                              JANUS INVESTMENT FUND

                            CERTIFICATE OF AMENDMENT


     The undersigned, being the Secretary of Janus Investment Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated February 11, 1986, as amended to date (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on October 18, 2001, the Declaration of Trust is amended as follows:

     1. Section 7.2 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

     Section 7.2 NUMBER OF VOTES AND MANNER OF VOTING; PROXIES. On each matter submitted to a vote of the Shareholders, each holder of Shares of any Series shall be entitled to a number of votes equal to the number of Shares of such Series standing in his name on the books of the Trust. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Proxies may be given by or on behalf of a Shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process. A proxy with respect to Shares held in the name of two (2) or more Persons shall be valid if executed or otherwise given by or on behalf of any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed or otherwise given by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     2. Section 7.4 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

     Section 7.4 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 120 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any

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     Shareholder  who was a  Shareholder  at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of such Shareholder's Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this 18th day of October, 2001.


                                          /s/ Kelley Abbott Howes
                                          --------------------------------------
                                          Kelley Abbott Howes, Secretary


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STATE OF COLORADO                   )
                                    )     ss.
CITY AND COUNTY OF DENVER           )

     BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 18th day of October, 2001.



My Commission Expires:              /s/ Christine E. Stonig
                                    ---------------------------------------
May 12, 2004                        Notary Public
----------------------

                                                [NOTARY STAMP]


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